Exhibit 8.01 Michael Best & Friedrich LLP Attorneys at Law Two Riverwood Place N19 W24133 Riverwood Drive Suite 200 Waukesha, WI 53188-1174 Phone 262.956.6560 Fax 262.956.6565

TO BE DATED THE EFFECTIVE DATE OF THE PROXY-STATEMENT-PROSPECTUS

Ladies and Gentlemen:

We have acted as tax counsel to Eliason Funding Corporation, a Wisconsin corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, of the Company’s Registration Statement on Form SB-2 (the “Registration Statement”), of which the Prospectus forms a part (the “Prospectus”). The Registration Statement relates to $21,000,000 aggregate principal amount at maturity of the Company’s Two-year, Five-year, Seven-year and Ten-Year Notes (collectively the “Notes”).

As tax counsel to the Company, we have made such legal and factual examinations and inquiries and obtained such advice, assurances, and representations as we have deemed necessary and advisable under the circumstances in order to render this opinion, including, but not limited to, an examination of originals or copies of the following:

(a) the Registration Statement and Prospectus;

(b) the Indenture entered into by and between the Company and US Bank National Association (“Indenture”);

(c) the form of the Note, as attached as an exhibit to the Indenture; and

(d) the Contribution Agreement entered into by and between David J. Eliason, Brian E. Eliason, Eliason, Inc., Eliason Capital Group, Inc. and the Company dated as of January 13, 2005.

The term “Documents” as used in this opinion letter refers to the documents listed in paragraphs (b) through (d) above.

In our examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents, and the conformity to original or certified documents of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, the representations and warranties contained in the Documents and oral and written statements and other information of or from representatives of the Company, its subsidiaries, and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein. To the extent it may be relevant to the opinions expressed herein, we have assumed that parties to the Documents other than the Company have the power to enter into and perform such agreements and that such agreements have been duly authorized, executed, and delivered by such other parties and constitute legal, valid, and binding obligations of such other parties, enforceable against such parties in accordance with their terms, and that such parties will comply with all other obligations under the Documents and all laws applicable thereto.

Based upon and subject to the foregoing, it is our opinion that the Notes will be treated as indebtedness for United States Federal income tax purposes. In addition, it is our opinion that the description of federal income tax consequences appearing under the heading “Material Federal Income Tax Considerations” in the Prospectus contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of an investment in the Notes, discuss all material federal income tax consequences and is accurate with respect to those tax consequences which are discussed, and we hereby adopt and confirm that description as our opinion.

We express no opinions other than those expressed herein. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

Very truly yours,

/s/ Michael Best & Friedrich LLP

Michael Best & Friedrich LLP